Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Cleveland BioLabs, Inc. and Subsidiaries
73 High Street
Buffalo, NY 14203

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated April 14, 2020, relating to the consolidated financial statements of Cleveland BioLabs, Inc. and Subsidiaries, which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ Meaden & Moore Ltd.

MEADEN & MOORE, LTD.
Cleveland, Ohio
February 12, 2021